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                                                                     EXHIBIT 5.1

                                 APRIL 18, 1997

Westbridge Capital Corp.
777 Main Street
Suite 900
Fort Worth, Texas 76102

  RE: REGISTRATION STATEMENT ON FORM S-1
      of Westbridge Capital Corp.
      (Registration No. 333-24137)

Ladies and Gentlemen:

     We have acted as special counsel to Westbridge Capital Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1, No. 333-24137 (the "Registration Statement"), providing for the Company's registration of (i) $74,750,000 aggregate principal amount of Convertible Subordinated Notes due 2007 (the "Notes"), (ii) warrants to be issued as additional compensation to Forum Capital Markets L.P. and Raymond James & Associates, Inc., the underwriters of the Notes (the "Underwriters"), at the closing of the offering of the Notes (the "Warrants"), (iii) a presently indeterminable number of shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") into which the Notes will be convertible and
(iv) such shares of Common Stock as may be issued upon exercise of the Warrants.

     In rendering the opinions expressed below, we have examined (i) the Restated Certificate of Incorporation and By-Laws of the Company, as currently in effect, (ii) the Registration Statement, (iii) certain resolutions adopted by the Board of Directors of the Company, (iv) the form of indenture relating to the Notes filed as an exhibit to the Registration Statement (the "Indenture"),
(v) the form of underwriting agreement relating to the offering of the Notes filed as an exhibit to the Registration Statement (the "Underwriting Agreement"), (vi) the form of underwriters' warrant agreement relating to the issuance of the Warrants filed as an exhibit to the Registration Statement (the "Warrant Agreement") and (vii) such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates by officers of the Company.

     Based on the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Notes have been duly authorized by the Company and, assuming that the Notes are duly authenticated by First Union National Bank (the "Trustee") and issued, delivered and paid for in accordance with the Underwriting Agreement and the Indenture, will be duly and validly executed, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms and the terms of the Indenture, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally, (b) that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing and

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     (c) that the enforceability of provisions of the Indenture and the Notes to the effect that terms may not be waived or modified except in writing may be limited in certain circumstances.

          3. The Warrants have been duly authorized by the Company and, assuming that the Warrants are issued, delivered and paid for in accordance with the Underwriting Agreement and the Warrant Agreement, will be duly and validly executed, issued and delivered and will constitute valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement, and will be enforceable against the Company in accordance with their terms and the terms of the Warrant Agreement, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally, (b) that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and
     (ii) concepts of materiality, reasonableness, good faith and fair dealing and (c) that the enforceability of provisions of the Warrant Agreement to the effect that terms may not be waived or modified except in writing may be limited in certain circumstances.

          4. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized by the Company and will be legally issued, fully paid and nonassessable when certificates representing such shares have been executed by proper officers of the Company, authenticated by the transfer agent and registrar for the Common Stock and delivered to the persons entitled thereto in accordance with the terms of the Notes and the Indenture.

          5. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized by the Company and will be legally issued, fully paid and nonassessable when certificates representing such shares have been executed by proper officers of the Company, authenticated by the transfer agent and registrar for the Common Stock and delivered to the persons entitled thereto in accordance with terms of the Warrants and the terms of the Warrant Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement, without admitting that we are experts, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

RSR/JRR

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